1 NASDAQ: WTBA Q2 2023 | Earnings Highlights

2 Certain statements in this presentation, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Forward-looking statements may appear throughout this presentation. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: interest rate risk, including the effects of recent rate increases by the Federal Reserve; fluctuations in the values of the securities held in our investment portfolio, including as a result of changes in interest rates; competitive pressures, including from non-bank competitors such as “fintech” companies and digital asset service providers; pricing pressures on loans and deposits; our ability to successfully manage liquidity risk; changes in credit and other risks posed by the Company’s loan portfolio, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards (including as a result of the implementation of the current expected credit loss (CECL) accounting standard) or regulatory requirements; the concentration of large deposits from certain clients who have balances above current FDIC insurance limits; changes in local, national and international economic conditions, including rising rates of inflation and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time at Silicon Valley Bank, Signature Bank and First Republic Bank that resulted in the failure of those institutions; changes in legal and regulatory requirements, limitations and costs including in response to the recent failures of Silicon Valley Bank, Signature Bank and First Republic Bank; changes in customers’ acceptance of the Company’s products and services; the occurrence of fraudulent activity, breaches or failures of our information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, including the Russian invasion of Ukraine, widespread disease or pandemics, such as the COVID-19 pandemic, or other adverse external events; risks related to climate change and the negative impact it may have on our customers and their business; changes to U.S. tax laws, regulations and guidance; talent and labor shortages; the new 1 percent excise tax on stock buybacks by publicly traded companies; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward- looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of West Bancorporation, Inc. after the date hereof. Certain of the information contained herein may be derived from information provided by industry sources. We believe that such information is accurate and that the sources from which it has been obtained are reliable. We cannot guarantee the accuracy of such information, however, and we have not independently verified such information. This presentation contains references to financial measures that are not defined in GAAP. Such non-GAAP financial measures include the Company’s presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis and the presentation of the efficiency ratio on an adjusted and FTE basis, excluding certain income and expenses. Management believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company’s financial performance. These measures are considered standard measures of comparison within the banking industry. Additionally, management believes providing measures on a FTE basis enhances the comparability of income arising from taxable and nontaxable sources. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. These non-GAAP disclosures should not be considered an alternative to the Company’s GAAP results. This presentation includes reconciliations of non-GAAP financial measures to comparable GAAP financial measures. Disclaimers

3 2Q 2023 Financial Highlights (1) Presented on a fully taxable equivalent basis; see Appendix for “Non-GAAP Financial Measures.” $26.26 NASDAQ: WTBA June 30, 2023 Closing Price: $18.41 2Q 2023 Price Range: $15.04 to $19.96 Cash Dividend Declared On July 26, 2023: $0.25 (payable on August 23, 2023) Annualized Dividend Yield: 5.43% Efficiency Ratio1 62.83% ROA 0.64% NPAs/Assets 0.01% ROE 11.03% NIM1 2.02% Diluted EPS $0.35 Net Income $5.9 million

4 • West Bancorporation, Inc. (the “Company”) is a publicly-traded financial holding company (NASDAQ: WTBA) established in 1984 whose sole subsidiary is West Bank, founded in 1893. • West Bank is headquartered in West Des Moines, Iowa and has 11 branches and commercial banking offices serving the greater Des Moines, Iowa area; eastern Iowa, which includes Iowa City and Coralville; and Southern Minnesota, which includes Rochester, Owatonna, Mankato, and St. Cloud, Minnesota. • Reliable, dividend paying community bank with $3.7 billion in assets focused on commercial banking. Our mission is to build strong relationships, build strong communities, and build upon our strong reputation to ensure our clients receive exceptional care, our communities receive outstanding support, and the loyalty of our employees and stockholders is rewarded. Company Profile and Mission • One of the Company's key competitive advantages is its client-centric approach to delivering strategic financial solutions to businesses, driven by the establishment of deep customer relationships and extensive experience in its markets. • First and foremost a community bank, West Bank has built a strong reputation for being responsive to local needs. West Bank employees place a high priority on community involvement, lending their time and talents to a long list of civic and community projects. • West Bank strives to be best at all things that are most important to someone running their own business. Mission

5 Experienced Executive Leadership David D. Nelson Director/Chief Executive Officer/President Joined West Bank in 2010 Years in Banking: 40 Prior to joining the Company Mr. Nelson was the President of Southeast Minnesota Business Banking and President of Wells Fargo Bank Rochester in Rochester, Minnesota. Harlee N. Olafson Chief Risk Officer/Executive Vice President Joined West Bank in 2010 Years in Banking: 45 Prior to joining the Company Mr. Olafson was the President of Southwest Minnesota Business Banking and President of Wells Fargo Bank Mankato in Mankato, Minnesota. Bradley P. Peters Executive Vice President West Bank Minnesota Group President Joined West Bank in 2019 Years in Banking: 38 Prior to joining the Company Mr. Peters was the Executive Vice President of Bremer Bank in Minnesota where he was responsible for new market expansion. Jane M. Funk Chief Financial Officer Executive Vice President/Treasurer Joined West Bank in 2014 Years in Banking & Public Accounting: 33 Ms. Funk has extensive experience in the community banking industry and public accounting. Brad L. Winterbottom Executive Vice President West Bank President Joined West Bank in 1992 Years in Banking: 43 Mr. Winterbottom has extensive experience in commercial lending and loan portfolio administration and knowledge of the Iowa business community. Todd A. Mather West Bank Chief Credit Officer Joined West Bank in 2019 Years in Banking: 27 Prior to joining West Bank, Mr. Mather spent 8 years at Bremer Bank in Minnesota as a Senior Credit Director and Group Senior Credit Manager.

6 Conservative Organic Growth with Successful Lift-Out Strategies David Nelson joins West Bank as CEO. Entered the Rochester, Minnesota market by hiring experienced bankers who had existing strong relationships with local business owners and creating an advisory community board made up of local business owners and leaders. Constructed a bank office building in Rochester, Minnesota. Crossed $2 billion in total assets. Expanded into St. Cloud, Mankato, and Owatonna, Minnesota with the same lift- out strategy used in Rochester, Minnesota. Crossed $3 billion in total assets. Opened a newly constructed bank office building in St. Cloud Minnesota and began construction on a bank office building in Mankato, Minnesota. Began construction on new corporate headquarters in West Des Moines, Iowa. After being in the same leased space for fifty years, the new building is an opportunity to consolidate our corporate operations under one roof, and provide space for future growth and enhanced business development opportunities. 2010 2013 2016 2018 2019 2020 2022 2022

7 Company Highlights – Commitment to Excellence West Bancorporation is a strong performing company in U.S. community banking, well-versed in providing commercial banking services, including loans and lines of credit and all types of deposit services, to small and medium-sized businesses in its Iowa and Minnesota markets. Established • A 131 year presence in the Des Moines metropolitan area and is West Des Moines' oldest business of any type. • Long track record of growth and stability coupled with attractive financial returns and dividend yield. • Simple and consistent business model with conservative operating philosophy and expense management. Industry Recognition • Ranked by S & P Global as the #17 top performing large community bank in America in 2022 among banks with assets between $3 billion and $10 billion. • Ranked by Raymond James as the #13 top performing community bank in America in 2022 among publicly traded banks with assets between $500 million and $10 billion. We have received this award for 9 out of the last 10 years. • Ranked by American Banker as the #18 top performing community bank in America in 2022 among banks with assets between $2 billion and $10 billion. Asset Quality • Proven credit culture with a history of strong asset quality. • Classified watch list loan balance was 0.02% of the loan portfolio at June 30, 2023. • Nonperforming assets at June 30, 2023 totaled $309 thousand, or 0.01% of total assets.

8 Company Highlights – Commitment to Excellence West Bank is a commercially-focused financial institution operating in high quality markets in Iowa and Minnesota led by a deep and experienced management team with skills developed internally and with other large regional banking institutions. Credit Culture Strategy Community Service & Philanthropy Risk Management • Strict credit risk management with robust processes and experienced credit personnel. • 31 high quality commercial bankers with an average of 22 years of commercial banking experience. • Centralized committee structure that is agile and responsive to customer needs and an organizational structure that provides deep support of credit and administrative functions. • We are a local lender to local customers. We live where we lend. • Disciplined organic growth strategy with a track record of successful lift-out strategies. • Business model highlighted by focus on risk management and consistent execution. • Superior talent with business expertise in building relationships. • In 2022, our employees volunteered over 7,000 hours of community service. • In 2022, the West Bancorporation Foundation and West Bank provided over $700,000 in total philanthropic contributions to more than 225 organizations. • Commercial real estate stress testing is completed quarterly. • No exposure to cryptocurrency companies or assets. • No commercial real estate office exposure in major metropolitan downtown areas outside of Iowa.

9 $2,537 $2,580 $2,650 $2,745 $2,783 $2,756 $2,807 2Q22 3Q22 4Q22 1Q23 2Q23 1Q23 2Q23 Loans • Loans increased $50.9 million in Q2 2023. • Quarterly average loans increased $38.1 million compared to Q1 2023. • Commercial real estate loans are diversified among various sectors, including hotels, warehouses, medical, senior living, mixed use and office. • Commercial office lending makes up less than 7% of the total loan portfolio, with only 1.3% located in the Des Moines metropolitan downtown area. • Loan yields increased 17 bps in Q2 2023 compared to Q1 2023. • Rising market interest rates resulted in increasing rates on variable rate loans and higher interest rates on renewed and originated loans. • 29% of the loan portfolio are variable rate loans. Quarterly Highlights C & I, 19% CRE - NOO, 42% CRE - OO, 11% Multi Family, 12% 1-4 Family, 3% C & D, 12% Consumer and other, 1% Loan Mix as of 6/30/23 3.95% 4.34% 4.63% 4.88% 5.05% Loans ($ in millions) Average Balances Period End Loan Yield %

10 Deposits • Total deposits increased $37.9 million in Q2 2023. • Brokered deposits decreased $3.5 million in Q2 2023. • West Bank participates in the IntraFi® ICS and CDARS reciprocal deposit network which enables depositors to receive FDIC insurance coverage on deposits otherwise exceeding the maximum insurable amount. • Estimated uninsured deposits, excluding deposits in the IntraFi® reciprocal deposit network, brokered deposits and public funds protected by state programs, were approximately 27.5% of total deposits. • Deposit costs increased 39 bps in Q2 2023 compared to Q1 2023. • Deposit rates have increased in response to increases in short-term market rates, high short-term Treasury rates and significant deposit competition from financial institutions and brokerage firms. Quarterly Highlights $3,003 $2,865 $2,902 $2,847 $2,855 $2,798 $2,836 2Q22 3Q22 4Q22 1Q23 2Q23 1Q23 2Q23 Average Balances Deposit Rate % Period End Deposits ($ in millions) 0.55% 1.16% 1.99% 2.46% 2.85% Brokered Deposits, 8% Noninterest Bearing, 20% Interest Bearing Demand, 16% Savings and Money Market, 46% Time Deposits, 10% Deposit Mix as of 6/30/23

11 Funding and Liquidity Cost of liability funding ($ in thousands) Cash and cash equivalents $ 31,744 Unpledged securities 265,796 FHLB borrowing availability 548,803 Unsecured lines of credit availability 35,000 Federal Reserve discount window availability 3,144 Federal Reserve Bank Term Funding Program availability 99,039 Total as of 6/30/2023 $ 983,526 $3,254 $3,226 $3,271 $3,367 $3,393 $698 $717 $705 $651 $564 $2,304 $2,148 $2,196 $2,195 $2,291 $252 $361 $370 $521 $538 Average Noninterest-Bearing Deposit Average Interest Bearing Deposits Average Borrowings 2Q22 3Q22 4Q22 1Q23 2Q23 0.73% 1.45% 2.24% 2.76% 3.10% Overall Funding Costs Rise Sources of Liquidity West Bank also maintains master brokered deposit agreements with two brokerage firms and access to one-way buy options with the IntraFi® ICS and CDARS programs. ($ in thousands)

12 Credit Quality $0.4 $0.4 $0.4 $0.4 $0.3 2Q22 3Q22 4Q22 1Q23 2Q23 $0.3 $0.3 $0.3 $0.3 $0.3 2Q22 3Q22 4Q22 1Q23 2Q23 $25.4 $25.4 $25.5 $25.5 $27.9$2.4 2Q22 3Q22 4Q22 1Q23 2Q23 Net Charge-Offs (Recoveries) ($ in thousands) Substandard Loans ($ in millions) Nonaccrual Loans ($ in millions) Allowance for Credit Losses ($ in millions) 0.99% 0.97% 0.93% 1.01% 1.00% ACL/Loans % CECL Adoption Adjustment $439 $16 $(56) $(10) $3 2Q22 3Q22 4Q22 1Q23 2Q23

13 Net Interest Income (1) Presented on a fully taxable equivalent basis; see Appendix for “Non-GAAP Financial Measures.” Net interest income decreased $1.4 million in Q2 2023 compared to Q1 2023 • Loan interest income increased $2.2 million. • Deposit interest expense increased $2.9 million. • Borrowed funds interest expense increased $0.6 million. Net interest margin declined 21 bps in Q2 2023 • The changes in deposit and funding mix and rising rates had a negative impact on net interest margin that exceeded the benefits of higher loan and securities yields. • Fixed rate nature of loan portfolio results in lagging repricing compared to deposits. • Large balance client base is more sensitive to rising interest rates. • Estimated investment portfolio cash flows for the next 12 months is $54.6 million with a roll- off interest rate of 2.01%. $24.2 $23.0 $20.7 $18.7 $17.3 2Q22 3Q22 4Q22 1Q23 2Q23 Net Interest Income ($ in millions) 2.93% 2.78% 2.49% 2.23% 2.02% Net Interest margin %(1)

Noninterest Income & Expense

Noninterest Income
($ in thousands)



$2,278
$3,276
$2,265
$2,957
$2,389
2Q22
3Q22
4Q22
1Q23
2Q23

Noninterest Expense
($ in thousands)



$11,266
$2,466
$1,148
$1,242
$6,410
41.96%
$11,458
$2,270
$1,295
$1,315
$6,578
43.16%
$11,665
$2,652
$1,191
$1,270
$6,552
50.42%
$12,071
$2,729
$1,148
$1,327
$6,867
55.34%
$12,474
$2,815
$1,308
$1,322
$7,029
62.83%
2Q22
3Q22
4Q22
1Q23
2Q23
Other
Data Processing, Software and Technology
Occupancy and Equipment
Compensation and Benefits
Efficiency Ratio%(1)

Noninterest Income

- Q1 2023 included a gain on bank owned life insurance totaling $691 thousand.
- Q3 2022 included loan swap fees totaling $835 thousand.

Noninterest Expense

- Increase in efficiency ratio primarily due to a decrease in net interest income, driven by higher cost of deposits and borrowed funds.
- Wage increases have been higher than recent historical averages in response to market conditions and competition in retaining and recruiting talent.
- Full time equivalents have increased with growth in our commercial banking team and information technology department.
- Occupancy and equipment has increased because of depreciation expense related to the new building in St. Cloud, Minnesota.

West Bancorporation

(1) Presented on a fully taxable equivalent basis; see Appendix for "Non-GAAP Financial Measures." A lower ratio is more desirable.

14

15 9.2% 9.1% 9.0% 8.9% 8.9% 12.8% 12.6% 12.3% 12.3% 12.2% 2Q22 3Q22 4Q22 1Q23 2Q23 8.6% 8.9% 8.8% 8.6% 8.6% 11.2% 11.5% 11.4% 11.1% 11.1% 2Q22 3Q22 4Q22 1Q23 2Q23 9.8% 9.7% 9.6% 9.5% 9.5% 12.8% 12.6% 12.3% 12.3% 12.2% 2Q22 3Q22 4Q22 1Q23 2Q23 12.5% 12.3% 12.1% 12.2% 12.2% 13.6% 13.4% 13.1% 13.2% 13.1% 2Q22 3Q22 4Q22 1Q23 2Q23 Regulatory Capital Ratios Note: Lines depict well capitalized levels.Company West Bank Total Risk Based Capital Ratio Tier 1 Capital Ratio Common Equity Tier 1 Ratio Tier 1 Leverage Ratio 6.5% 10% 8% 5%

Appendix
Non-GAAP Financial Measures

(in thousands)

	As of and for the Quarter Ended				
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:					
Net interest Income (GAAP)	**$ 17,341**	$ 18,695	$ 20,669	$ 23,004	$ 24,239
Tax-equivalent adjustment [(1)]	**122**	161	197	270	326
Net interest income on a FTE basis (non-GAAP)	**17,463**	18,856	20,866	23,274	24,565
Average interest-earning assets	**3,461,313**	3,435,988	3,328,941	3,322,522	3,362,313
Net interest margin on a FTE basis (non-GAAP)	**2.02 %**	2.23 %	2.49 %	2.78 %	2.93 %
Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:					
Net interest income on a FTE basis (non-GAAP)	**$ 17,463**	$ 18,856	$ 20,866	$ 23,274	$ 24,565
Noninterest income	**2,389**	2,957	2,265	3,276	2,278
Adjustment for losses on disposal of premises and equipment, net	**2**	—	2	—	9
Adjusted income	**19,854**	21,813	23,133	26,550	26,852
Noninterest expense	**12,474**	12,071	11,665	11,458	11,266
Efficiency ratio on an adjusted and FTE basis (non-GAAP) [(2)]	**62.83 %**	55.34 %	50.42 %	43.16 %	41.96 %

(1) Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.

(2) The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company's financial performance. it is a standard measure of comparison within the banking industry. A lower ratio is more desirable.

W West Bancorporation

Appendix

17 Third Quarter 2022 Earnings Highlights October 27, 2022 Appendix West Bancorporation, Inc. Board of Directors Back L to R: Douglas Gulling, Sean McMurray, Patrick Donovan and Philip Jason Worth Front L to R: Steven Gaer, Lisa Elming, George Milligan, Rosemary Parson, David Nelson, James Noyce (Chair), Therese Vaughan and Steven Schuler